UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 5, 2004

Cascade Sled Dog Adventures, Inc.

(Exact name of Registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-57576

91-2007330

(Commission File Number)

(IRS Employee Identification No.)

2030 Main Street, Suite 1600, Irvine, California 92614

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(949) 553-1500

7829 S. 3500 E., Salt Lake City, Utah 84121

(Former name or former address, if changed since last report)

Item 5.  Other Events.

The former directors of the Registrant, Damon Madsen and Dennis Madsen, have resigned from the board of directors effective as of July 22, 2004 and July 23, 2004, respectively.  Both of them resigned for personal reasons and not because of a disagreement with the registrant on any matter relating to the registrant’s operations, policies or practices.

In addition, Dennis Madsen also resigned as President, Chief Executive Officer, Chief Financial Officer and Secretary of the registrant effective as of July 23, 2004.

The following persons were elected as directors of the registrant effective as of July 22, 2004 and as officers of the registrant effective as of July 23, 2004 to fill the vacancies created by the resignations of Damon Madsen and Dennis Madsen as directors and officers of the registrant:

Rowland W. Day II

President, Chief Financial Officer, Secretary and

director

Peter Kovacs

Vice President and director

Mr. Rowland W. Day II has been actively engaged in the practice of law for 20 years.  He is a member of the California Bar association.  Mr. Day has been a partner of the law firm Day & Campbell, LLP, the registrant’s legal counsel, since January, 2003.  From November 1, 2000 to January, 2003, Mr. Day was of counsel to the law firm of Tressler, Soderstrom, Maloney & Priess.  Mr. Day is a 1982 graduate of Whittier College of Law and a 1979 graduate of California State University of Fullerton.

Mr. Kovacs was president of Italian Car Company Ltd., a distributor of Italian-made automobiles in Middle-Eastern European countries, from 1994 to 1997.  From 1997 to the present, Mr. Kovacs has been the managing director of Central Investment Ltd., a real estate investment company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CASCADE SLED DOG ADVENTURES, INC.

Dated:  August 5, 2004

By:

/s/ Rowland W. Day II

Mr. Rowland W. Day II

President